UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2018

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Wynn Resorts, Limited is filing this Amendment No. 1 to its Current Report on Form 8-K dated February 9, 2018 (the “Original Report”) to provide additional commentary regarding pending litigation and to correct errors in Item 7.01 of the Original Report. No other changes have been made to the Original Report.

Item 7.01	Regulation FD Disclosure.

On February 9, 2018, Wynn Resorts, Limited (the “Company”) was informed that counsel for Mr. Stephen A. Wynn submitted a letter (the “Letter”) to the parties in a lawsuit which is pending in the District Court in Clark County, Nevada (the “Nevada Court”) in which Elaine P. Wynn has asserted certain cross claims against Mr. Wynn. The Letter states that, in light of the significant changed circumstances triggered by Mr. Wynn’s resignation as the Chief Executive Officer and Chairman of the Board of the Company and of Wynn Macau, Limited, Mr. Wynn no longer contests that the Amended and Restated Stockholders Agreement, dated January 6, 2010, by and among Stephen A. Wynn, Elaine P. Wynn and Aruze USA, Inc. (the “2010 Stockholders Agreement”) is invalid and unenforceable. The Letter further states that, while Mr. Wynn does not agree with Ms. Wynn’s bases for claiming the 2010 Stockholders Agreement is invalid and unenforceable, he does agree that it no longer binds either party and that, as such, it is Mr. Wynn’s position that certain of the cross claims asserted by Ms. Wynn in the pending case are now moot. A copy of the Letter is attached hereto and furnished as Exhibit 99.1. There can be no assurance that the Nevada Court will concur with the position now taken by Mr. Wynn, or that the 2010 Stockholders Agreement will in fact be deemed to no longer bind Mr. Wynn or Ms. Wynn.

Mr. Wynn has informed the Company that regardless of whether the 2010 Stockholders Agreement is in effect, he has no immediate plans to sell shares that he owns and that if he elects to sell any such shares over time, he will seek to conduct such sales in an orderly fashion.

This Form 8-K contains forward-looking statements that are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, the risks related to the litigation described above and the 2010 Stockholders Agreement as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (including under Item 8. “Financial Statements and Supplementary Data – Note 17 Commitments and Contingencies,” Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources,” and Item 1A. “Risk Factors – Risks Related to Share Ownership and Stockholder Matters”) and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter to parties by counsel for Mr. Stephen A. Wynn, dated February 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: February 12, 2018	By:	/s/ Kim Sinatra
Kim Sinatra
Executive Vice President and General Counsel